UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of September 15, 2020 (the “Closing Date”), LiveXLive Media, Inc. (the “Company”) (i) completed the sale and issuance of the Company’s 8.5% Senior Secured Convertible Notes in the aggregate principal amount of $15.0 million (the “Notes”) to a certain existing institutional investor (the “Purchaser”), for cash gross proceeds of $15.0 million (the “Financing”), pursuant to the Securities Purchase Agreement, dated as of July 2, 2020, as amended on July 30, 2020 (as amended, the “SPA”), and (ii) issued to the Purchaser 800,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Notes and the Shares were issued as restricted securities in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the closing of the Financing, the Purchaser assigned the Notes and the Shares to the Purchaser’s fund assignees (the “Assignees”). The Company intends to use the net proceeds of the Financing for working capital and general corporate purposes.

The Notes mature on the 2nd anniversary of the Closing Date, accrue interest at 8.5% per year with interest is payable quarterly in cash in arrears, and are convertible into shares of Common Stock at a conversion price of $4.50 per share at the applicable Assignee’s option, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations (the “Conversion Price”). The Company does not have the right to prepay any or all of the Notes prior to their maturity.

The Company’s obligations under the Notes may be accelerated upon the occurrence of certain customary events of default or a Change of Control Transaction (as defined in the Notes) and are guaranteed under a Subsidiary Guarantee, dated as of the Closing Date (the “Subsidiary Guarantee”), entered into by all of the Company’s subsidiaries (the “Guarantors”) in favor of the Assignees. The Company’s obligations under the Notes and the Guarantors’ obligations under the Subsidiary Guarantee are secured under a Security Agreement, dated as of the Closing Date (the “Security Agreement”), and an Intellectual Property Security Agreement, dated as of the Closing Date (the “IP Security Agreement”), by a lien on all of the Company’s and the Guarantors’ assets and intellectual property, subject to certain exceptions.

The Company and the Assignees also entered into a Registration Rights Agreement, dated as of the Closing Date (the “RRA”), which grants the Assignees “demand” and “piggyback” registration rights to register the shares of Common Stock issuable upon the conversion of the Notes and the Shares (collectively, the “Registrable Securities”) with the U.S. Securities and Exchange Commission (the “SEC”) for resale or other disposition. Pursuant to the RRA, the Company is required to file with the SEC a resale Registration Statement on Form S-3 (or another suitable form) as soon as reasonably practical after the Closing Date, but in any event within 30 days after the Closing Date (the “Filing Date”), and have such Registration Statement be declared effective by the SEC on the date (the “Effectiveness Date”) which is the earlier of (i)(x) in the event that the initial Registration Statement is not subject to a full review by the SEC, 45 calendar days after the Filing Date, or (y) in the event that such initial Registration Statement is subject to a full review by the SEC, 90 calendar days after the Filing Date, and (ii) the fifth Business Day after the date the Company is notified by the SEC that such initial Registration Statement will not be reviewed or will not be subject to further review. Upon the occurrence of certain events (each an “Event”), including, but not limited to, that the initial Registration Statement is not filed prior to the Filing Date or is not declared effective by the SEC prior to the Effectiveness Date, the Company will be required to pay liquidated damages in cash to each of the Assignees in the amount of 2.0% of the purchase price of the Notes paid by such Assignee upon the date of the Event and then monthly thereafter until the Event is cured. In no event shall the aggregate amount of liquidated damages payable to each of the Assignees exceed in the aggregate 15% of the purchase price of the Notes paid by such Assignee. The Company also agreed to keep the initial Registration Statement continuously effective until the earliest to occur of (i) the date on which all of the Registrable Securities registered thereunder have been sold and (ii) the date on which all of the Registrable Securities covered by such Registration Statement may be sold without volume restriction pursuant to Rule 144 under the Securities Act.

In connection with the SPA, Robert S. Ellin, the Company’s CEO, Chairman, director and principal stockholder, agreed not to dispose of any equity securities of the Company owned by Mr. Ellin or any entity of which he is the beneficial owner and not to cease to be the beneficial owner of any other equity securities of the Company of which Mr. Ellin is the beneficial owner as of the Closing Date until the Notes are paid in full (subject to certain customary exceptions), without the Purchaser’s prior written consent.

The foregoing description of the SPA, the Notes, the Subsidiary Guarantee, the Security Agreement, the IP Security Agreement and the RRA (collectively, the “Financing Documents”) is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full texts of the Notes, the SPA, the SPA amendment, the Subsidiary Guarantee, the Security Agreement, the IP Security Agreement and the RRA which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Financing Documents were made only for purposes of such respective agreement and as of specific dates, are solely for the benefit of the parties to the Financing Documents, and are subject to exceptions and limitations agreed upon by the contracting parties. Accordingly, the Financing Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Financing Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The Notes and the Shares were issued in private placement transaction that will not registered under the Securities Act, in reliance upon applicable exemptions from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On August 31, 2020, as previously announced, the Company fully repaid its senior secured convertible debentures issued to its former senior lenders on June 29, 2018, as amended, as provided in such debentures. In connection with such repayment, all of the agreements among the Company, its subsidiary guarantors and the senior lenders and their collateral agent were terminated, provided, that the Company’s indemnification obligations in the Securities Purchase Agreement, dated as of June 29, 2018, as amended, between the Company and the senior lenders shall survive on the terms therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1*	8.5% Senior Secured Convertible Note, dated as of September 15, 2020, issued by the Company to Harvest Small Cap Partners, L.P.
4.2*	8.5% Senior Secured Convertible Note, dated as of September 15, 2020, issued by the Company to Harvest Small Cap Partners Master, Ltd.
10.1†	Securities Purchase Agreement, dated as of July 2, 2020, between the Company and the Purchaser. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 6, 2020)
10.2†	Amendment No. 1 to Securities Purchase Agreement, dated as of July 30, 2020, between the Company and the Purchaser (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on August 5, 2020).
10.3*	Subsidiary Guarantee, dated as of September 15, 2020, made by each of the Guarantors, in favor of the Secured Party (as defined therein).
10.4*	Security Agreement, dated as of September 15, 2020, among the Company, the Guarantors and the Secured Party (as defined therein).
10.5*	Intellectual Property Security Agreement, dated as of September 15, 2020, among the Company, the Guarantors and the Secured Party (as defined therein).
10.6*	Registration Rights Agreement, dated as of September 15, 2020, among the Company and the Buyer (as defined therein).

*	Filed herewith.
†	Certain confidential information has been omitted or redacted from this exhibit that is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: September 21, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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